UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 31, 2023

BLUE BIRD CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-36267	46-3891989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Arkwright Road
2nd Floor
Macon, Georgia 31210

(Address of principal executive offices and zip code)
(478) 822-2801

(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	BLBD	NASDAQ Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On May 31, 2023, Mr. Philip Horlock relinquished the officer position of President of Blue Bird Corporation (the “Company”), as the Board of Directors (the “Board”) appointed Mr. Britton Smith as President, as described below in subparagraph (c). Mr. Horlock continues to serve as our Chief Executive Officer (“CEO”).

On May 31, 2023, Mr. Alan Schumacher, a Class I director, notified the Company that he will resign from our Board, effective June 30, 2023. Mr. Schumacher’s decision was not based on any disagreement with the Company regarding its operations, policies or practices. The Company appreciates Mr. Schumacher’s long service as a director and as our Audit Committee Chairman.

(c) On May 31, 2023, the Board appointed Mr. Smith, currently our Senior Vice President (“SVP”) of Electrification and Chief Strategy Officer, as President of the Company.

Mr. Smith, age 47, joined the Company as SVP of Electrification and Chief Strategy Officer in March 2022. Prior to that, Mr. Smith was employed by KPMG and Gotham Consulting Partners, providing management consulting services to top tier private equity and corporate clients from 2020 to February 2022. From 2016 to 2020, Mr. Smith was founder and CEO of Bonsai Finance, a financial-tech company establishing an online financial services marketplace for consumers. Before 2016, Mr. Smith was employed at Dollar Financial Group in London and McKinsey and Company. Mr. Smith holds a B.S. degree in Mechanical Engineering from the United States Naval Academy and an M.B.A. from Harvard University.

On May 31, 2023, the Board approved the following compensation terms for Mr. Smith. He will be provided a base salary of $500,000, effective July 1, 2023, and will be eligible for a potential cash bonus under the Company’s annual Management Incentive Plan (“MIP”) at a target level of 100% of his base salary for the fiscal year ending September 28, 2024 (“fiscal 2024”). For the fiscal year ending September 30, 2023 (“fiscal 2023”), Mr. Smith’s target level participation in the MIP is 50% of his base salary. Mr. Smith will also receive $5,000 per month for travel expenses.

Mr. Smith will participate in the Company’s existing executive compensation and benefits programs along with the other executive officers of the Company, subject to the decisions of, and program administration by, the Compensation Committee of the Board, as described in the Company’s Definitive Proxy Statement dated February 3, 2023 with respect to its 2023 Annual Meeting of Stockholders (the “Proxy Statement”). As described therein, long term incentive awards (“LTIs”) are generally granted in December of each year that vest as described below. Mr. Smith received an LTI award in December 2022 of 6,073 restricted stock units (“RSUs”) and non-qualified stock options to purchase 18,686 shares. Historically, the LTI awards vest annually in three equal tranches, including a performance component tied to the annual MIP, with a maximum forfeiture of 50%, and consist, at Mr. Smith’s previous officer title, of 50% of the award value being issued in the form of non-qualified stock options and 50% in the form of RSUs. Mr. Smith also received a) 15,000 RSUs that vest in four equal tranches on July 1, 2022, July 1, 2023, July 1, 2024, and July 1, 2025, based upon the terms of his original offer letter and b) 8,097 RSUs in December 2022 that vest in three equal tranches on December 10, 2023, December 10, 2024, and December 10, 2025.

Mr. Smith will receive a one-time payment of $100,000 to offset moving expenses not otherwise reimbursed for locating his residence in the Macon, Georgia area. Mr. Smith will also participate in the Special Retention Program approved by the Board on May 31, 2023 for the Company’s leadership team, including its executive officers, as described in subparagraph (e) below.

(d) On May 31, 2023, the Board elected Mr. Mark Blaufuss as a Class II director of the Company, to fill the vacancy created by the resignation of Mr. Chan Galbato. Mr. Blaufuss was also appointed to serve as a member and Chairman of the Audit Committee, effective immediately. Mr. Blaufuss qualifies as an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

Mr. Blaufuss has been a Managing Director and founder of Green & White Advisory, a consulting firm specializing in mergers and acquisitions, strategic and financial advisory services, since 2017. Mr. Blaufuss is also an Operating Executive with The Carlyle Group (“Carlyle,” a private equity firm), since February 2019. From September 2020 to December 2022, Mr. Blaufuss served as Chief Financial Officer (“CFO”) of Victory Innovations, an early growth stage portfolio company of Carlyle. From 2014 to 2017, Mr. Blaufuss served as CFO of Metaldyne Performance Group, Inc. Mr. Blaufuss also currently serves as a member of the Board of Directors and Audit Committee Chairman of both The Jason Group (automotive and industrial aerosols) and Old World Industries (automotive additives). Mr. Blaufuss holds a B.S. degree in Accounting from Michigan State University.

There are no arrangements or understandings between Mr. Blaufuss and any other persons pursuant to which he was elected as a director. There are no existing transactions and no proposed transactions between Mr. Blaufuss and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Blaufuss will participate in our director compensation programs to the same extent as other directors, which have been previously disclosed most recently in our Proxy Statement under the section titled “Fiscal 2022 Director Compensation.”

(e) On May 31, 2023, the Board approved certain new compensation arrangements for our executive officers: Mr. Philip Horlock, our CEO; Mr. Britton Smith, our new President; Mr. Razvan Radulescu, our CFO, and Mr. Ted Scartz, our SVP and General Counsel. Mr. Horlock’s new compensation arrangements related to his recent appointment as CEO are described in an amendment to our previously filed Current Report on Form 8-K dated May 13, 2023, filed on June 2, 2023. Mr. Smith’s new compensation arrangements are described in subparagraph (c) above. The new compensation arrangements for Messrs. Radulescu and Scartz are described below.

Razvan Radulescu. Mr. Radulescu will receive an annual base salary of $500,000 effective July 1, 2023, and will be eligible for a potential cash bonus under the Company’s annual MIP at a target level of 100% of his base salary for fiscal 2024. For fiscal 2023, Mr. Radulescu’s target level participation in the MIP is 75% of his base salary.

Ted Scartz. Mr. Scartz will receive an annual base salary of $350,000 effective July 1, 2023, and will continue to participate in the Company’s annual MIP at a target level of 50% of his base salary for fiscal 2024, which is also the target level for fiscal 2023.

Approval of Special Recognition and Retention Program Impacting Executive Officers. On May 31, 2023, the Board approved certain special recognition and retention cash compensation awards to our salaried employees, and a one-time RSU award to our senior leadership team. Recipients of these awards included, among others in senior leadership, our CEO (Mr. Horlock), our new President (Mr. Smith), our CFO (Mr. Radulescu), and our SVP and General Counsel (Mr. Scartz). Messrs. Horlock, Radulescu and Scartz are Named Executive Officers in our Proxy Statement. The awards are described below.

Under the fiscal 2023 MIP, which is an annual performance-based cash bonus plan, 50% of the annual MIP target goal has been materially achieved through the second quarter of fiscal 2023, and the Board approved the early payout of this portion of the MIP bonus for all program participants, to be paid in the first week of July 2023.

The Board approved certain salary increases, which are described above with respect to our executive officers. The Board also approved the payment of the previous salary reduction amounts which were effective from July through December of calendar year 2022 for all employees at director level and above, to be paid in a lump sum in the first week of July 2023.

The Board approved a one-time, time-vesting RSU award to the senior leadership team, in an amount equal to two times (2X) base salary, effective May 31, 2023, which will vest on July 1, 2025, or upon a change in control of the Company, if earlier; with the exception that Mr. Horlock’s award will vest on July 1, 2025, upon his termination of employment (except for cause), or upon a change in control, whichever is earlier. The awards will be based upon the base salary in effect on July 1, 2023 for our four executive officers.

The amounts to be received under the special retention program for our executive officers are quantified below:

Mr. Horlock will receive the following: (i) 50% of Target MIP bonus for fiscal 2023 of $0; (ii) salary restoration amount of $0; and (iii) RSU award of 78,864 shares (based upon a grant date fair market value of $25.36 per share on May 31, 2023).

Mr. Smith will receive the following: (i) 50% of Target MIP bonus for fiscal 2023 of $75,000; (ii) salary restoration amount of $15,000; and (iii) RSU award of 39,432 shares (based upon a grant date fair market value of $25.36 per share on May 31, 2023).

Mr. Radulescu will receive the following: (i) 50% of Target MIP bonus for fiscal 2023 of $168,750; (ii) salary restoration amount of $33,750; and (iii) RSU award of 39,432 shares (based upon a grant date fair market value of $25.36 per share on May 31, 2023).

Mr. Scartz will receive the following: (i) 50% of Target MIP bonus for fiscal 2023 of $71,250; (ii) salary restoration amount of $14,250; and (iii) RSU award of 27,603 shares (based upon a grant date fair market value of $25.36 per share on May 31, 2023).

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE BIRD CORPORATION

By:	/s/ Ted Scartz
Name:	Ted Scartz
Title:	Senior Vice President and General Counsel
Dated: June 2, 2023